Exhibit 99.1

Accuray Reports Fiscal 2025 Third Quarter Financial Results

MADISON, Wis, April 30, 2025 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the third quarter ended March 31, 2025.

Key Fiscal Third Quarter Highlights:

•
Total net revenue was $113.2 million, an increase of 12 percent year-over-year
•
Net loss was $1.3 million compared to a net loss of $6.3 million in the prior year period
•
Adjusted EBITDA was $6.0 million compared to $1.1 million in the prior year period

“We achieved a strong third quarter and I am proud of the resiliency of the entire team and their focus on driving actions to mitigate the impact of the tariffs. Despite evolving global dynamics, our team's disciplined execution, clear strategy and the growing underlying demand for our innovative, distinct technologies gives us confidence in our ability to deliver sustained performance,” said Suzanne Winter, CEO of Accuray.

Fiscal Third Quarter Results

Total net revenue in the third quarter of fiscal 2025 increased to $113.2 million, an increase of 12 percent, from $101.1 million in the prior fiscal year third quarter. Product revenue in the third quarter of fiscal 2025 increased to $57.3 million, an increase of 16 percent, from $49.6 million in the prior fiscal year third quarter. Service revenue in the third quarter of fiscal 2025 increased to $55.9 million, an increase of 9 percent, from $51.5 million in the prior fiscal year third quarter.

Total gross profit in the third quarter of fiscal 2025 increased to $31.6 million, or 27.9 percent of total net revenue, compared to a total gross profit of $29.1 million, or 28.7 percent of total net revenue, in the prior fiscal year third quarter.

Operating expenses in the third quarter of fiscal 2025 decreased to $30.6 million, a decrease of 9 percent, from $33.6 million in the prior fiscal year third quarter.

Net loss in the third quarter of fiscal 2025 was $1.3 million, or $0.01 per share, compared to a net loss of $6.3 million, or $0.06 per share, in the prior fiscal year third quarter. Adjusted EBITDA in the third quarter of fiscal 2025 was $6.0 million, compared to $1.1 million in the prior fiscal year third quarter.

Gross product orders in the third quarter of fiscal 2025 decreased to $71.2 million from $89.1 million in the prior fiscal year third quarter. The book to bill ratio was 1.2 in the third quarter of fiscal 2025, compared to a book to bill ratio of 1.8 in the prior fiscal year third quarter. Order backlog as of March 31, 2025 was $452.4 million, which is approximately 10 percent lower than at the end of the prior fiscal year third quarter.

Cash, cash equivalents, and short-term restricted cash were $78.8 million as of March 31, 2025, an increase of $14.8 million from December 31, 2024 and a $9.8 million decrease from June 30, 2024.

Fiscal Nine Months Results

Total net revenue in the first nine months of fiscal 2025 increased to $331.0 million, an increase of 6 percent, from $312.3 million in the prior fiscal year period. Product revenue in the first nine months of fiscal 2025 increased to $166.9 million, an increase of 8 percent, from $154.5 million in the prior fiscal year period. Service revenue in the first nine months of fiscal 2025 increased to $164.1 million, an increase of 4 percent, from $157.8 million in the prior fiscal year period.

Total gross profit in the first nine months of fiscal 2025 increased to $108.0 million, or 32.6 percent of total net revenue,

as compared to total gross profit of $104.5 million, or 33.5 percent of total net revenue, in the prior fiscal year period.

Operating expenses in the first nine months of fiscal 2025 decreased to $104.4 million, a decrease of 6 percent, from $110.8 million in the prior fiscal year period.

Net loss in the first nine months of fiscal 2025 was $2.7 million, or $0.03 per share, compared to a net loss of $18.9 million, or $0.19 per share, in the prior fiscal year period. Adjusted EBITDA in the first nine months of fiscal 2025 was $18.8 million, compared to $9.6 million in the prior fiscal year period.

Gross product orders in the first nine months of fiscal 2025 decreased to $203.3 million from $246.7 million in the prior fiscal year period. The book to bill ratio was 1.2 in the first nine months of fiscal 2025, compared to a book to bill ratio of 1.6 in the same period in the prior fiscal year period.

Fiscal Year 2025 Financial Guidance

The Company is reaffirming adjusted EBITDA guidance for fiscal year 2025 as follows:.

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Adjusted EBITDA is expected in the range of $28.5 million to $31.0 million.

Due to the recent tariff announcements and the estimated impact to product volume, the company is adjusting revenue guidance for the fiscal year 2025 as follows:

•
Total revenue is expected in the range of $452 million to $460 million.

Guidance for non-GAAP financial measures excludes depreciation and amortization, stock-based compensation, interest expense, and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the third quarter of fiscal 2025 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 8141169. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the fourth quarter of fiscal 2025.

Use of Non-GAAP Financial Measures

Accuray reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, Accuray uses certain non-GAAP financial measures, such as adjusted EBITDA.

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, restructuring charges and ERP and ERP related expenditures. (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Madison, Wisconsin, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's guidance and future results of operations, including expectations regarding: total revenue and adjusted EBITDA; the company’s ability to deliver sustained performance and execute on its strategies; expectations regarding the impact of tariffs as well as mitigation efforts by the company; the company’s ability to navigate supply chain, logistics, macroeconomic, and foreign exchange challenges; the company’s expectations regarding its capital structure and refinancing needs; the company’s ability to achieve its longer-term goals; expectations regarding the company’s China joint venture; expectations related to the amount and timing of realizing deferred margin from the company’s China joint venture; expectations with respect to strategic partnerships and collaborations; expectations related to the markets and regions in which the company operates; expectations regarding new product introductions and innovations; expectations regarding service business growth and its ability to serve as a growth driver; and the company’s ability to advance patient care and offer value to its customer. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company’s assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the global macroeconomic environment on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products; the company’s ability to refinance its debt; the effect of enhanced international tariffs on the company; the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading “Risk Factors” in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2025, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426

aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net revenue:
Products	$57,320	$49,603	$166,878	$154,491
Services	55,923	51,529	164,084	157,771
Total net revenue	113,243	101,132	330,962	312,262
Cost of revenue:
Cost of products	44,301	35,945	111,315	105,977
Cost of services	37,315	36,113	111,659	101,816
Total cost of revenue	81,616	72,058	222,974	207,793
Gross profit	31,627	29,074	107,988	104,469
Operating expenses:
Research and development	10,712	10,909	36,472	40,203
Selling and marketing	9,110	10,318	31,906	31,923
General and administrative	10,758	12,409	36,005	38,656
Total operating expenses	30,580	33,636	104,383	110,782
Income (loss) from operations	1,047	(4,562)	3,605	(6,313)
Income from equity method investment, net	2,297	1,024	3,829	1,028
Interest expense	(2,890)	(2,884)	(8,728)	(8,728)
Other income (expense), net	(1,294)	524	357	(1,665)
Loss before provision for income taxes	(840)	(5,898)	(937)	(15,678)
Provision for income taxes	457	444	1,777	3,254
Net loss	$(1,297)	$(6,342)	$(2,714)	$(18,932)
Net loss per share - basic and diluted	$(0.01)	$(0.06)	$(0.03)	$(0.19)
Weighted average common shares used in computing net loss per share:
Basic and diluted	102,825	99,197	101,462	97,838

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	June 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$77,824	$68,570
Restricted cash	1,013	485
Accounts receivable, net	78,191	92,001
Inventories, net	146,445	138,324
Prepaid expenses and other current assets	29,203	23,006
Deferred cost of revenue	782	850
Total current assets	333,458	323,236
Property and equipment, net	27,081	24,774
Investment in joint venture	9,284	9,826
Operating lease right-of-use assets, net	34,023	33,773
Goodwill	57,720	57,672
Long-term restricted cash	1,407	1,337
Other assets	21,318	18,009
Total assets	$484,291	$468,627
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$46,319	$50,020
Accrued compensation	13,413	17,128
Operating lease liabilities, current	7,233	6,218
Other accrued liabilities	34,943	28,508
Customer advances	12,194	13,988
Deferred revenue	81,753	71,649
Short-term debt	7,574	7,756
Total current liabilities	203,429	195,267
Operating lease liabilities, non-current	33,352	32,373
Long-term other liabilities	6,127	7,389
Deferred revenue, non-current	25,591	24,114
Long-term debt	166,209	164,400
Total liabilities	434,708	423,543
Stockholders' equity:
Common stock	103	100
Additional paid-in capital	575,032	566,887
Accumulated other comprehensive loss	(5,157)	(4,222)
Accumulated deficit	(520,395)	(517,681)
Total stockholders' equity	49,583	45,084
Total liabilities and stockholders' equity	$484,291	$468,627

Accuray Incorporated

Summary of Orders and Backlog

(in thousands, except book to bill ratio)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Gross orders	$71,167	$89,086	$203,294	$246,676
Net orders	46,656	60,795	131,951	147,141
Order backlog	452,392	503,220	452,392	503,220
Book to bill ratio (a)	1.2	1.8	1.2	1.6

(a) Book to bill ratio is defined as gross orders for the period divided by product revenue for the period.

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
GAAP net loss	$(1,297)	$(6,342)	$(2,714)	$(18,932)
Depreciation and amortization (a)	1,575	1,601	4,552	4,398
Stock-based compensation	2,745	2,735	7,383	7,441
Interest expense, net (b)	2,568	2,649	7,825	7,990
Provision for income taxes	457	444	1,777	3,254
Restructuring charges	—	—	—	2,633
ERP and ERP related expenditures	—	—	—	2,815
Adjusted EBITDA	$6,048	$1,087	$18,823	$9,599

(a) Consists of depreciation on property and equipment and amortization of intangibles.

(b) Consists of interest expense net of interest income.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected GAAP Net Loss to Projected Adjusted EBITDA

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2025
	From	To
GAAP net loss	$(4,000)	$(1,500)
Depreciation and amortization (a)	6,500	6,500
Stock-based compensation	10,000	10,000
Interest expense, net (b)	13,000	13,000
Provision for income taxes	3,000	3,000
Adjusted EBITDA	$28,500	$31,000

(a) Consists of depreciation on property and equipment and amortization of intangibles.

(b) Consists of interest expense net of interest income.